UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003

Commission File No. 0-11927

Moto Photo, Inc.

(Exact name of registrant as specified in its charter)

Delaware 31-1080650

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(State or other jurisdiction (IRS Employer Identification No.)

of Incorporation)

4444 Lake Center Dr., Dayton, Ohio 45426

(Address of principal executive offices)

Registrant's telephone number, including area code: (937) 854-6686

Item 5. Other Events and Regulation FD Disclosure.

On November 25, 2002, Moto Photo, Inc. (the "Company") reported on Form 8-K that the Company had filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the U.S. Bankruptcy Court for the Southern District of Ohio, Western Division in Dayton, Ohio ("Bankruptcy Court"). The case filed by the Company is In re Moto Photo, Inc., Debtor, Case No. 02-38935. The Company also reported that, on the same day, the Company had also entered into an Asset Purchase Agreement to sell substantially all of the Company's assets to MOTO Franchise Corporation. The proposed sale was to be consummated under the provisions of Section 363 of the Bankruptcy Code and was subject to Bankruptcy Court approval and to higher and better offers.

On January 21, 2003, the Bankruptcy Court approved the sale of substantially all of the Company's assets to MOTO Franchise Corporation for $2,661,258 plus or minus certain adjustments. The Company anticipates that the closing on the sale of assets will take place within the next two weeks. Upon completion of the sale, the franchise and related activities will be conducted by MOTO Franchise Corporation. The Company plans to discontinue operation of its own stores by the closing date or shortly thereafter.

The Company is preparing its plan of reorganization and expects to file it within the next two months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTO PHOTO, INC.

Date: January 23, 2003 By: /s/ Alfred E. Lefeld

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Name: Alfred E. Lefeld

Title: Chief Financial Officer